Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2025 with respect to the financial statements of SHF Holdings, Inc. for the year ended December 31, 2024 included in the Annual Report, Amendment No. 1 to Form 10-K/A.

/s/ Marcum LLP